Exhibit 3.1

DEAN HELLER
Secretary of State                                          Entity #
206 North Carson Street                                     E0036592005-0
Carson City, Nevada 89701-4299                              Document Number
(775) 684-5708                                              20050021750-632
Website: Secretaryofstate.biz
                                                            Date Filed:
                                                            2/15/2005 3:00:27 PM
===================================                         In the office of
     Articles of Incorporation                              /s/ Dean Heller
       (PURSUANT TO NRS 78)                                 Dean Heller
===================================                         Secretary of State


                                              ABOVE SPACE IS FOR OFFICE USE ONLY
Important:  Read attached instructions before completing form.

1. Name of
   Corporation:         Millennia, Inc.
                        ----------------------------------------------------------------------------------------

2. Resident Agent       The Corporation Trust Company of Nevada
   Name and Street      ----------------------------------------------------------------------------------------
   Address:             Name
   (must be a           6100 Neil Road                                         Reno,           NEVADA    89511
   Nevada address       ----------------------------------------------------------------------------------------
   where process        Street Address                                         City                     Zip Code
   may be served)
                        ----------------------------------------------------------------------------------------
                        Optional Mailing Address                               City            State    Zip Code
                        ----------------------------------------------------------------------------------------
3.  Shares:
    (number of shares
    corporation
    authorized to       Number of shares                                       Number of shares
    issue)              with par value:   100,000,000  Par Value $.001         without par value:
                        ----------------------------------------------------------------------------------------
4.  Names &
    Addresss,           1.  Kevin B. Halter
    of Board of         ----------------------------------------------------------------------------------------
    Directors/          Name
    Trustees:           2591 Dallas Paarkway - Suite 102                       Frisco     TX            75034
    (attach additional  ----------------------------------------------------------------------------------------
    page if there is    Street Address                                         City       State         Zip Code
    more than 3
    directors/          2.
    trustees)           ----------------------------------------------------------------------------------------
                        Name

                        ----------------------------------------------------------------------------------------
                        Street Address                                         City                     Zip Code

                        3.
                        ----------------------------------------------------------------------------------------
                        Name

                        ----------------------------------------------------------------------------------------
                        Street Address                                         City                     Zip Code

                        ----------------------------------------------------------------------------------------

5.  Purpose:            The purpose of this Corporation shall be:
    (optional - see     to engage in any lawful act or activity for which corporations may be organized under
    instructions)       the laws of the state of Nevada.
                        ----------------------------------------------------------------------------------------

6.  Names, Address      Kevin B. Halter                         /s/ Kevin B. Halter
    and Signature of    ----------------------------------------------------------------------------------------
    incorporator:       Name                                    Signature
    (attach additional
    page if there is    2591 Dallas Parkway - suite 102                        Frisco     TX            75034
    more thatn 1        ----------------------------------------------------------------------------------------
    incorporator)       Street Address                                         City       State         Zip Code
                        ----------------------------------------------------------------------------------------

7.  Certificate of      I hereby accept appointment as Resident Agent for the above named corporation.
    Acceptance of
    Appointment of      By: /s/ Michael E. Jones                                             2-15-05
    Resideent Agent:    -----------------------------------------------------------------------------------------
                        Authorized Signature of R.A. or On Behalf of R.A. Company            Date

                                 STATE OF NAVADA

                            ARTICLES OF INCORPORATION

                                       OF

                                 MILLENNIA, INC.

The undersigned desiring to form, organize and incorporate a corporation under the laws of the State of Nevada, hereby adopts the following Articles of Incorporation and certifies:

                                    ARTICLE I

The name of this corporation shall b Millennia, Inc.

                                   ARTICLE II

The registered office of the Corporation in the State of Nevada is The Corporation Trust Company of Nevada, 6100 Nell Road, Suite 500, Reno, Nevada.

                                   ARTICLE III

The corporation is to have perpetual existence.

                                   ARTICLE IV

The name and mailing address of the incorporator of the Company is Kevin B. Halter, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

                                    ARTICLE V

The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the laws of the State of Nevada.

                                   ARTICLE VI

The aggregate number of shares which the corporation shall have authority to issue is One Hundred Million (100,000,000) shares, devided into:

     50,000,000 Preferred Shares, having a par value of one tenth of a cent ($.001) per share, and

     50,000,000 Common Shares, having a par value of one tenth of a cent ($.001) per share

A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares of the holders thereof is as follows:

A. Common Shares. The terms of the 50,000,000 Common Shares of the corporation shall be as follows:

     (1) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

     (2) Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.

B. Preferred Shares. Prior to the Issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to be issued from the total shares authorized, and such shares shall constitute a series of the Preferred Shares. Such sense shall have such preferences, limitations, and relative rights as the Board of Directors shaft determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the shores of such sense shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares end any other series of the Preferred Shares. Also, any series of the Preferred Shares may have voting rights,

                                   ARTICLE VII

Shares of the corporation shall not be subject to assessment for payment of the debts of the corporation.

                                  ARTICLE VIII

The business and property of the corporation shall be managed by a Board of Directors of not fewer than one (1) nor more than twenty-one (21) directors, who shall be natural persons of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. In the event of any delay In holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified. Directors need not be residents of the State of Nevada' nor shareholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filed by the Board of Directors, though less than a quorum, for the unexpired term. The Board of Directors shell have full power, and It is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders.

The initial Board of Directors shall consist of one (1) member, the name and address of whom, subject to the provisions of the Articles of Incorporation, the By-Laws, and the corporation laws of the State of Nevada, shall hold office for the first year of the corporation's business and existence, or until his successor is elected and has qualified is:

     Name                                            ADDRESS
     ----                                            -------
Kevin B. Halter                 2591 Dallas Parkway, Suite 102, Frisco, TX 75034


                                   ARTICLE IX

The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the corporation.

                                    ARTICLE X

In the event the Board of Directors of the corporation determines that it is in the corporation's best Interest to amend these Articles of incorporation, the Board of Directors shell adopt a resolution setting forth the proposed amendment and declaring its advisability and submit the matter to the stockholders entitled to vote thereon for the consideration thereof In accordance with the Provisions of the Nevada Revised Statutes and these Articles of Incorporation.

In the resolution setting forth the proposed amendment, the Board of Directors may insert a provision allowing the Board of Directors to later abandon the amendment, without concurrence by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.


                                   ARTICLE XI

The following Indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment.

     (a) This corporation shall indemnify any director and any officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fad that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, end amounts paid in settlement. actually and reasonably incurred by him/her in connection with such action, suit or proceeding, Including any appeal thereof, If he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, If he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation to procure a judgment in its favor, no indemnification shall be made In respect of any claim, issue. or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case. Temmnetion of any action, suit or proceeding by Judgment, order, settlement, conviction, or in a plea of nob contenders or he equivalent, shall not, of itself, create a presumption that the party did not meet the applicable standard of conduct Indemnification hereunder may be paid by the corporation in advance of the final disposition of any action, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct

     (b) The corporation shall also indemnify any director or officer who his been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually end reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct

     (c) The Indemnification provided for herein shall continue as to any person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, end administrators of such persons.

     (d) In 'addition to the indemnification provided for heroin, the corporation shall have power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.


                                   ARTICLE XII

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, that the foregoing clause shall not apply to any liability of a director for any action for which the Nevada Business Corporation Act proscribes this limitation and then only to the extant that this limitation Is specifically proscribed.


                                   ARTICLE XII

in case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with soy other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have en interest therein which is or might be adverse to the interest of this corporation, provided that such Contracts or transactions are in the usual course of business.

In the absence Of fraud, no contract or other transaction between this corporation and any other corporation or any Individual or firm, shall in any Way be affected or invalidated by the fact that any of the directors of this corporation Is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this corporation who are s0 Interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shell authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like fore and effect as if he were not such director or officer of such other corporation or not so interested.

                                   ARTICLE XIV

     The provisions of NRS 78.378 to 78.3793 (as currently numbered) or any similar provisions hereinafter adopted shall not apply to this corporation.


     IN WITNESS WHEREOF. 1, the undersigned, for the purpose of forming a corporation pursuant to the laws of the Stets of Nevada, have hereunto duly executed the foregoing Articles of Incorporation to be filed in the Office of the Secretary of the Stet* of Nevada for the purpose, therein set forth this 15 day of February, 2005.



 /s/ Kevin B. Halter
--------------------
Kevin B. Halter

                               SECRETARY OF STATE

                                     [SEAL]

                                 STATE OF NEVADA


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MILLENNIA, INC., did on February 15, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.





 [SEAL] IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 24, 2005.

                    /s/ Dean Heller

                        DEAN HELLER
                        Secretary of State

                    By
                        Certification Clerk

DEAN HELLER
Secretary of State,
204 North Carson Street Suite 1
Carson city, Nevada 89701-4299
(775) 834 5708
Website: secretaryofstate.biz

-------------------------
   Articles of Merger
(PURSUANT TO NRS 82A.200)
         Page 1
-------------------------


                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))
                               SUBMIT IN DUPLICATE


1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [_] and attached an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

        Millennia, Inc.
        Name of merging entity

        Delaware                                corporation
        Jurisdiction                            Entity type*

        Name of merging entity

        Jurisdiction                            Entity type*

        Name of merging entity

        Jurisdiction                            Entity type*

        Name of merging entity

        Jurisdiction                            Entity type*

         Millennia, Inc.
         Name of surviving entity

         Nevada                                 corporation
         Jurisdiction                           Entity type*

* Corporation. non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State,
204 North Carson Street Suite 1
Carson city, Nevada 89701-4299
(775) 834 5708
Website: secretaryofstate.biz

-------------------------
   Articles of Merger
(PURSUANT TO NRS 82A.200)
         Page 2
-------------------------




2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.200):

        Attn:

        c/o


3)      (Choose one)


        [X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).



        [_] The undersigned delares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.190)


4) Owner's approval (NRS 92A.200)(options a, b, or c must be used as applicable for each entity) (if there are more than four merging entities, check box [_] and attach an 8 1/2" X 11" blank sheet containing the required information for each additional entity):

        (a)     Owner's approval was not required from

                Name of merging entity, if applicable

                Name of merging entity, if applicable

                Name of merging entity, if applicable

                Name of merging entity, if applicable

                And, or,

                Name of merging entity, if applicable


This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State,
204 North Carson Street Suite 1
Carson city, Nevada 89701-4299
(775) 834 5708
Website: secretaryofstate.biz

-------------------------
   Articles of Merger
(PURSUANT TO NRS 82A.200)
         Page 3
-------------------------




        (b)     The plan was approved by the required consent of the owners of

                Millennia, Inc. (Delaware)
                Name of merging entity, if applicable

                Name of merging entity, if applicable

                Name of merging entity, if applicable

                Name of merging entity, if applicable

                And, or,

                Millennia, Inc. (Nevada)
                Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State,
204 North Carson Street Suite 1
Carson city, Nevada 89701-4299
(775) 834 5708
Website: secretaryofstate.biz

-------------------------
   Articles of Merger
(PURSUANT TO NRS 82A.200)
         Page 4
-------------------------



Important: Read attached instructions before completing form

        (c) Approval of plan of merger: for Nevada non-profit corporation (NRS 92A.160):

                The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articies of incorporation of the domestic corporation.


                Name of merging entity, if applicable

                Name of merging entity, if applicable

                Name of merging entity, if applicable

                Name of merging entity, if applicable

                And, or,

                Name of surviving entity, if applicable






This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State,
204 North Carson Street Suite 1
Carson city, Nevada 89701-4299
(775) 834 5708
Website: secretaryofstate.biz

-------------------------
   Articles of Merger
(PURSUANT TO NRS 82A.200)
         Page 5
-------------------------






5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200):







6)      Location of Plan of Merger (check a or b):



        [_]     (a) The entire plan of merger is attached;

        Or,




        [_] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).



7)      Effective date (optional)":


*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes affect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).




 This form must be accompanied by appropriate fees. See attached fee schedule

DEAN HELLER
Secretary of State,
204 North Carson Street Suite 1
Carson city, Nevada 89701-4299
(775) 834 5708
Website: secretaryofstate.biz

-------------------------
   Articles of Merger
(PURSUANT TO NRS 82A.200)
         Page 6
-------------------------



8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230) (If there are more than four meging entities, check box |_| and attach an 8 1/2" X 11" blank sheet containing the required information for each additional entity.):

        Millennia, Inc. (Delaware)

        Name of merging entity


        /s/ Kevin B. Halter             President          02/23/05
        Signature                       Title              Date

        Name of merging entity


        Signature                       Title              Date

        Name of merging entity


        Signature                       Title              Date

        Name of merging entity


        Signature                       Title              Date


* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). additional signature blocks may be added to this page or as an attachment, as needed. IMPORTANT:
Failure to include any of the above information and submit the proper fees may cause this filing to be rejected..

This form must be accompanied by appropriate fees. See attached fee schedule

                                    Delaware
                       ----------------------------------
                                 The First State


        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

        "MILLENNIA, INC.", A DELAWARE CORPORATION,

        WITH AND INTO "MILLENNIA, INC." UNDER THE NAME OF "MILLENNIA, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY--THIRD DAY OF FEBRUARY, A.D. 2005, AT 10:53 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                 MILLENNIA. INC.

                                      INTO

                                 MILLENNIA, INC.


        Millennia, Inc., a corporation orgerized and existing under the laws of the Stale of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That this corporation was incorporated on the 16th day of April, 1967 pursuant to Section 101 of the General Corporation Law of the State of Delaware.

        SECOND: That this corporation owns all of the outstanding shares of the stock of Millennia. Inc. a corporation incorporated on the 15th day of February, 2005, pursuant to NRS 78 of the State of Nevada.

        THIRD: That this corporation, by the following resolutions of the its Board of Directors, duly adopted by unanimous written consent on the 21th day of February, 2005. determined to and did merge itself into said Millennia, Inc.. a Nevada corporation.

        RESOLVED, that Millennia, Inc., a Delaware corporation merge. and it hereby does merge itself into Millennia, Inc, a Nevada corporation, which assumes all of the obligations of Millennia, Inc a Delaware corporation.

        FVRTNER RESOLVED, that the merger sheet be effective upon the date of filing with the Secretary of State of Delaware;

        FOURTH;  That the merger has been adopted by written consent pursuant to
Section 228 of the General Corporation Law of the State of Delaware.

        FIFTH: That Millennia, Inc., a Nevada corporation survives the merger and may be served with process in the Stets of Delaware In arty praceedinga for enforcement of any obligation of Millennia, Inc. a Delaware corporation as well as for enforcement of any obligation of the surviving corporation anising frown the merger. including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of
Section 202 of the General Corporation Law of the State of Delaware. and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which; a copy of such process shall be mailed by the Secretary of State of Delaware is 2591 Dallas Parkway, Suite 102. Frisco. TX 75034 until the surviving conporation shall have hereafter designated in writing to the said Secretary of State a different address for Such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to 2591 Dallas Parkway, Suite
102. Frisco, TX 75034.

        IN WITNESS WHEREOF, said Millennia, Inc, has caused this Certificate to be signed by Kevin B. Halter, its President, this 23rd day of February, 2005.


 /s/ Kevin B. Halter
------------------------------
By: Kevin B. Halter, President